Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements were prepared using the acquisition  method of accounting  under existing U.S. generally accepted accounting  principles (“GAAP”), which are subject to change and interpretation, and give effect to the merger between C3J Therapeutics, Inc. (“C3J”) and AmpliPhi Biosciences Corporation (“AmpliPhi”). C3J is considered to be the acquiring company for accounting  purposes in this transaction. C3J was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) C3J security holders own approximately 76% of the fully-diluted capitalization of the Company  immediately following the closing of the merger; (ii) directors appointed by C3J hold a majority of board seats in the combined company; and (iii) C3J management holds the CEO position and a majority of the key positions in the management of the combined company, named Armata Pharmaceuticals, Inc (the “Company”).

The unaudited pro forma combined balance sheet as of March 31, 2019, and the unaudited pro forma combined statement  of operations and comprehensive loss for the three months ended March 31, 2019 assumes the merger took place January 1, 2019, and combines the historical financial statements of C3J and AmpliPhi for the three months ended March 31, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 assumes that the merger took place as of January 1, 2018 and combines the historical financial statements of C3J and AmpliPhi for the year ended December 31, 2018. The historical financial statements of C3J and Ampliphi have been adjusted to give effect to the proposed acquisition  (for accounting purposes) of AmpliPhi by C3J. The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.

As C3J, a private company, is the acquiring company for accounting purposes, the merger is considered to be a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, C3J’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements will be those of C3J. Assets and liabilities of AmpliPhi will be measured and recognized at fair value as of the transaction date, and added to the assets,  liabilities and results of operations of C3J following the merger.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the preliminary accounting analysis conclusion that the Merger should be accounted for under the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The C3J statement of operations and comprehensive loss for year ended December 31, 2018 was derived from its audited consolidated financial statements, included in a proxy statement on Schedule 14A filed by AmpliPhi on April 4, 2019, and is incorporated by reference.

The AmpliPhi statement of operations and comprehensive loss for the year ended December 31, 2018 was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K, filed on March 25, 2019 (the “AmpliPhi 10-K”),  and is incorporated by reference.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position. The pro forma combined financial statements and pro forma adjustments give effect to a 1-for-14 reverse stock split of the common stock of AmpliPhi, or the combined company and the private placement financing transaction for an aggregate value of $10.0 million completed immediately following the Merger. Unless otherwise noted herein, all references to share and per share amounts herein have been adjusted, except as otherwise disclosed, to reflect the reverse stock split.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had C3J and AmpliPhi been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto,  should be read in conjunction with the

C3J historical audited financial statements for the year ended December 31, 2018, incorporated by reference, and in conjunction with the AmpliPhi historical audited consolidated financial statements included in the AmpiPhi 10-K.

Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2019

	Historical	Historical	Pro forma
	C3J Therapeutics,	AmpliPhi	Merger		Pro Forma
	Inc.	Biosciences, Inc.	Adjustments	Note	Combined
Assets
Current assets
Cash, cash equivalents and short-term investments	$6,162,000	$5,535,000	$10,000,000	A3	$18,260,000
			(3,437,000)	A6
Prepaid expenses and other current assets	456,000	407,000	—		863,000
Total current assets	6,618,000	5,942,000	6,563,000		19,123,000
Restricted cash	700,000	—	—		700,000
Operating lease right-of-use asset	2,635,000	286,000	—		2,921,000
Property and equipment, net	2,930,000	420,000	—		3,350,000
In-process research and development	—	2,731,000	7,045,000	A4	9,776,000
Acquired patents, net	—	238,000	(238,000)	A4	—
Goodwill	—	—	1,056,000	A4	1,056,000
Other noncurrent assets	136,000	—	—		136,000
Total assets	$13,019,000	$9,617,000	$14,426,000		$37,062,000

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$660,000	$1,684,000	$(1,142,000)	A6	$1,202,000
Accrued compensation	383,000	1,834,000	524,000	A7	2,741,000
Current portion of operating lease liabilities	1,143,000	73,000	—		1,216,000
Deferred asset acquisition consideration	769,000	—	—		769,000
Total current liabilities	2,955,000	3,591,000	(618,000)		5,928,000
Derivative liabilities	—	33,000	(33,000)	A6	—
Deferred tax liability	—	819,000	2,114,000	A5	2,933,000
Operating lease liabilities, net of current portion	2,553,000	213,000	—		2,766,000
Deferred asset acquisition consideration, net of current portion	2,399,000	—	(1,330,000)	A8	1,069,000
Asset acquisition derivative liability, net of current portion	1,157,000	—	(1,157,000)	A9	—
Total liabilities	9,064,000	4,656,000	(1,024,000)		12,696,000
Common Stock	145,736,000	328,000	(328,000)	A1	100,000
			20,000	A3
			(145,656,000)	A2
Additional paid-in capital	—	414,566,000	(409,605,000)	A1	168,714,000
			9,980,000	A3
			145,656,000	A2
			5,749,000	A4, A5
			1,330,000	A8
			1,038,000	B1
Accumulated deficit	(141,781,000)	(409,933,000)	409,933,000	A1	(144,448,000)
			(2,262,000)	A6
			(524,000)	A7
			1,157,000	A9
			(1,038,000)	B1
Total stockholders' equity (deficit)	3,955,000	4,961,000	15,450,000		24,366,000
Total liabilities and stockholders' equity (deficit)	$13,019,000	$9,617,000	$14,426,000		$37,062,000

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2019

	Historical	Historical	Pro Forma
	C3J Therapeutics,	AmpliPhi	Merger		Pro Forma
	Inc.	Biosciences, Inc.	Adjustments	Note	Combined
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	2,061,000	1,494,000	248,000	B1	3,803,000
General and administrative	1,380,000	2,112,000	790,000	B1	4,282,000
Total operating expenses	3,441,000	3,606,000	1,038,000		8,085,000
Loss from operations	(3,441,000)	(3,606,000)	(1,038,000)		(8,085,000)
Total other income (expense), net	(298,000)	(11,000)	—		(309,000)
Loss before income taxes	(3,739,000)	(3,617,000)	(1,038,000)		(8,394,000)
Income tax benefit	—	—	—		—
Net loss	(3,739,000)	(3,617,000)	(1,038,000)		(8,394,000)
Unrealized gain on available-for-sale securities	—	—	—		—
Net loss and comprehensive loss	$(3,739,000)	$(3,617,000)	$(1,038,000)		$(8,394,000)
Net loss per share, basic	$(0.04)	$(0.11)			$(0.85)
Weighted-average common shares outstanding, basic	94,320,106	32,390,144	(116,827,257)	B2	9,882,993
Net loss per share, diluted	$(0.04)	$(0.11)			$(0.85)
Weighted-average common shares outstanding, diluted	94,320,106	32,390,144	(116,827,257)	B2	9,882,993

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Twelve Months Ended December 31, 2018

	Historical	Historical	Pro Forma
	C3J Therapeutics,	AmpliPhi	Merger		Pro Forma
	Inc.	Biosciences, Inc.	Adjustments	Note	Combined
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	8,372,000	4,892,000	990,000	B3	14,254,000
Acquired in-process resarch and development	6,767,000	—	—		6,767,000
General and administrative	2,519,000	5,702,000	3,161,000	B3	11,382,000
Impairment charges	—	1,930,000	—		1,930,000
Total operating expenses	17,658,000	12,524,000	4,151,000		34,333,000
Loss from operations	(17,658,000)	(12,524,000)	(4,151,000)		(34,333,000)
Total other income (expense), net	956,000	86,000	—		1,042,000
Loss before income taxes	(16,702,000)	(12,438,000)	(4,151,000)		(33,291,000)
Income tax benefit	—	328,000	—		328,000
Net loss	(16,702,000)	(12,110,000)	(4,151,000)		(32,963,000)
Unrealized gain on available-for-sale securities	7,000	—	—		7,000
Net loss and comprehensive loss	$(16,695,000)	$(12,110,000)	$(4,151,000)		$(32,956,000)
Net loss per share, basic	$(0.18)	$(0.64)			$(3.69)
Weighted-average common shares outstanding, basic	94,320,106	18,980,796	(104,375,720)	B4	8,925,182
Net loss per share, diluted	$(0.18)	$(0.64)			$(3.69)
Weighted-average common shares outstanding, diluted	94,320,106	19,059,895	(104,449,169)	B4	8,930,832

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On January 3, 2019, C3J entered into an Agreement and Plan of Merger and Reorganization with AmpliPhi, subsequently amended on March 25, 2019 (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, C3J will be merged into a subsidiary of AmpliPhi and will become the surviving entity (the “Merger”). Concurrent with the Merger, certain C3J investors committed $10.0 million in exchange for shares of AmpliPhi common stock immediately following the closing of the Merger. The references to “the Company” in this Note 1 refer to the combined merged companies, named Armata Pharmaceuticals, Inc. (the “Company”),  following the Merger.

Upon completion  of the Merger, current AmpliPhi stockholders will own approximately 24% of the fully-diluted combined Company  and current C3J stockholders will own approximately 76% of the fully-diluted combined Company.

On May 9, 2019, prior to the closing of the Merger, AmpliPhi completed a 1-for-14 reverse stock split. All share and per share amounts have been retrospectively adjusted for disclosure in the unaudited pro forma combined financial statements.

Basis of Presentation

The unaudited pro forma combined financial statements  were prepared  in accordance  with the regulations  of the SEC Regulation S-X, and are intended to show how the Merger might have affected the historical financial statements  if the Merger had been completed as of January 1, 2019 for the purposes of the balance sheet and statement of operations for the three months ended March 31, 2019, and on January 1, 2018 for the purposes of the statement of operations for the year ended December 31, 2018.

Based on the terms of the Merger, C3J is deemed to be the acquiring company for accounting purposes and the Company has preliminarily concluded the merger represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. The Company has not completed a valuation analysis of the fair market value of AmpliPhi’s assets to be acquired and liabilities to be assumed.

Using the total consideration for the merger, the Company has estimated the allocations to such assets and liabilities.  This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.  These estimates are based on the most recently available information. To the extent there are material differences upon completion of the final purchase price allocation, the assumptions  and estimates set forth in the unaudited pro forma combined financial statements could change significantly.

2. Purchase Price

The total consideration for the Merger, consummated on May 9, 2019, is as follows (in thousands):

Fair value of AmpliPhi stock outstanding	$10,490
Estimated fair value of in-the-money warrants	220
Total	$10,710

The fair value of AmpliPhi common stock used in determining the purchase price was $0.32 per share which was the market price of AmpliPhi’s common stock on May 9, 2019, the closing date of the transaction. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of AmpliPhi based on their estimated fair values as of the Merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of AmpliPhi based on the estimated fair values as of March 31, 2019 is as follows (in thousands):

Cash and cash equivalents	$5,535
Fixed assets and prepaid expenses	827
Intangible assets	9,776
Goodwill	1,056
Operating lease right-of use asset	286
Deferred tax liability	(2,933)
Assumed liabilities	(3,837)
Total	$10,710

The allocation of the estimated purchase price is preliminary because the Company has not completed the detailed valuations, studies, and necessary calculations as required by ASC 805. The final determination of the purchase price allocation is anticipated to be based on the fair values of assets, including identifiable intangible assets acquired, and the fair values of liabilities assumed as of the Merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined financial statements, including differences in the amount  of capitalized intangible asset recorded as acquired in-process research and development, changes in fair values of property, plant and equipment, and/or  recognition of goodwill.

3. Pro Forma Combined Earnings Per Share

The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined earnings (loss) per share for the periods ended March 31, 2019 and December 31, 2018 and March 31, 2019 consist of the following and takes into consideration the 1-for-14 reverse stock split effected on the closing date of the Merger:

	Three months ended	Year ended
	March 31, 2019	December 31, 2018
Net Loss per share, basic:
Historical AmpliPhi weighted average shares outstanding, basic	32,390,144	18,980,796
Adjustment for reverse stock split	1:14	1:14
AmpliPhi adjusted weighted average shares outstanding, basic	2,313,582	1,355,771

Shares issued to C3J	5,578,142	5,578,142
Shares issued for $10.0 million private placement financing	1,991,269	1,991,269
Total newly issued shares	7,569,411	7,569,411

Total weighted average shares outstanding, basic	9,882,993	8,925,182
Pro forma combined net loss	(8,394,000)	(32,963,000)
Net loss per share, basic	$(0.85)	$(3.69)

	Three months ended	Year ended
	March 31, 2019	December 31, 2018
Net Loss per share, diluted:
Historical AmpliPhi weighted average shares outstanding, diluted	32,390,144	19,059,895
Adjustment for reverse stock split	1:14	1:14
AmpliPhi adjusted weighted average shares outstanding, diluted	2,313,582	1,361,421

Shares issued to C3J	5,578,142	5,578,142
Shares issued for $10.0 million private placement financing	1,991,269	1,991,269
Total newly issued shares	7,569,411	7,569,411

Total weighted average shares outstanding, diluted	9,882,993	8,930,832
Pro forma combined net loss	(8,394,000)	(32,963,000)
Net loss per share, diluted	$(0.85)	$(3.69)

4. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the Merger and acquisition of AmpliPhi by C3J for accounting purposes.

The pro forma adjustments reflecting the completion of the Merger are based upon the preliminary accounting analysis conclusion that the Merger should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.

The unaudited pro forma combined financial statements reflect the effect of the 1-for-14 reverse stock split.

The pro forma adjustments are as follows:

A1: To reflect the elimination of AmpliPhi’s historical stockholders’ equity balances, including accumulated deficit.

A2: To adjust common stock to reflect $0.01 par value for total shares outstanding upon consummation of the Merger, with offset to Additional Paid-in Capital.

A3: To reflect $10.0 million in proceeds from the sale of combined company common stock in a private placement financing transaction completed immediately after the closing of the Merger.

A4: To reflect the preliminary estimated fair value adjustment to intangible assets acquired in the Merger, including the recognition of goodwill.

A5: To eliminate AmpliPhi’s deferred tax liability related to intangible assets from business combination transactions prior to this merger and record deferred tax liability related to the intangible assets based on its fair value (assumes a 30% tax rate applied to intangible assets acquired).

A6: To reflect vendor payments for strategic advisor, legal, accounting and other direct costs related to the Merger, and related extinguishment and cash payment for liability classified warrants upon closing of the Merger, a portion of which are recorded as liabilities in AmpliPhi’s or C3J’s financial statements as of March 31, 2019.

A7: To accrue for severance costs directly related to the Merger that were not yet recognized in AmpliPhi’s or C3J’s financial statements as of March 31, 2019.

A8: To record a reduction to the value of the deferred asset acquisition consideration, pursuant to the SGI asset acquisition amended purchase price provisions discussed in Note 12, Asset Acquisition, in the footnotes to the audited C3J financial statements for the year ended December 31, 2018.

A9: To record the extinguishment of the Asset acquisition derivative liability, pursuant to the SGI asset acquisition amended purchase price provisions discussed in Note 12, Asset Acquisition, in the footnotes to the audited C3J financial statements for the year ended December 31, 2018.

B1: To recognize compensation expense related to certain C3J’s restricted stock awards that will begin vesting upon the closing of the Merger for the three months ended March 31, 2019.

B2: To adjust basic and diluted weighted average shares outstanding as of March 31, 2019 to reflect (i) the AmpliPhi 1-for-14 reverse stock split, (ii) C3J merger exchange ratio, (iii) shares issued to Synthetic Genomics Corporation, and (iv) shares issued for $10 million financing upon merger consummation.

B3: To recognize compensation expense related to certain C3J’s restricted stock awards that will begin vesting upon the closing of the Merger for the twelve months ended March 31, 2019.

B4: To recognize compensation expense related to certain C3J’s restricted stock awards that will begin vesting upon the closing of the Merger for the twelve months ended March 31, 2019.